EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 90 to the Registration Statement No. 02-27962 on Form N-1A ("Registration Statement") of Eaton Vance Special Investment Trust (the "Trust") of our report dated February 21, 2007, relating to the financial statements and financial highlights of the Eaton Vance Small-Cap Growth Fund (the “Fund”) and of our report dated February 21, 2007, relating to the financial statements and supplementary data of the Small-Cap Growth Portfolio, which appear in the December 31, 2006 Annual Report to Shareholders of the Fund, which were incorporated by reference in Post-Effective Amendment No. 89 to the registration statement on Form N-1A of the Trust as previously filed with the Securities and Exchange Commission on April 25, 2008 which is incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in such previously filed registration statement.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts August 28, 2008